Exhibit 99.23.a

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 7, 2008 relating to the financial statements, which appears in the PHL Variable Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
Hartford, Connecticut
April 16, 2008